Exhibit 10.4

EXECUTION COPY

Amendment No. 2 to Amended and Restated Security Agreement

This Amendment No. 2 to Amended and Restated Security Agreement (this “Amendment”) is entered into as of December 23, 2008 (the “Amendment Effective Date”) by and between HearUSA, Inc. (formerly HEARx, LTD.), a Delaware corporation (the “Debtor”), and SIEMENS HEARING INSTRUMENTS, INC., a Delaware corporation (the “Secured Party”).

All capitalized terms used herein without definition shall have the meanings given to such terms in the Security Agreement (as defined in the Recitals).

RECITALS

A.       The Debtor and the Secured Party are parties to that certain Amended and Restated Security Agreement, dated as of February 10, 2006, as amended by that certain Amendment No.1 to Amended and Restated Security Agreement dated as of December 30, 2006 (the “Security Agreement”).

B.        The Debtor and the Secured Party are parties to that certain Second Amended and Restated Credit Agreement dated as of December 30, 2006, as amended by that certain First Amendment to Credit Agreement dated as of June 27, 2007, Second Amendment to Credit Agreement and First Amendment to Investor Rights Agreement and Supply Agreement dated as of September 24, 2007, and Third Amendment to Credit Agreement of near or even date herewith (as amended, the “Credit Agreement”).

C.        A condition precedent to the Secured Party’s obligations under the Credit Agreement is the execution and delivery by the Debtor and the Secured Party of this Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor and the Secured Party agree, as follows:

1.	AMENDMENTS.
(a)	Section 2.01(a)(iv) of the Security Agreement is amended in its entirety as follows:

(iv)      all Chattel Paper, Documents and Instruments owned by the Debtor, including, without limitation, all such Chattel Paper, Documents and Instruments set forth on Schedule I;

(b)	Section 5.01(a) of the Security Agreement is amended in its entirety as follows:

(a)       As of December 23, 2008, the Debtor owns the Patents, Copyrights, and Trademarks set forth on Schedule IV.

(c)	Section 8 of the Security Agreement is amended in its entirety as follows:

The provisions of Sections 8.04(b)-(d) of the Credit Agreement are incorporated herein by reference.

(d)	Schedules I, II, III and IV to the Security Agreement shall be amended and restated in their entirety to read as Schedules I, II, III and IV, respectively, attached hereto.

2.         REPRESENTATIONS AND WARRANTIES. As a material inducement to the Secured Party to execute and deliver this Amendment, the Debtor hereby represents and warrants to the Secured Party (with the knowledge and intent that Secured Party is relying upon the same in entering into this Amendment) as follows:

(a)       The Debtor has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby.

(b)       This Amendment has been duly executed and delivered by a duly authorized officer of the Debtor, and is a legal, valid, and binding obligation of the Debtor, enforceable against it in accordance with its terms.

(c)       The execution, delivery and performance of this Amendment in accordance with its terms, do not and will not, by the passage of time, the giving of notice, or otherwise conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of the Debtor, or any indenture, material agreement or other instrument to which the Debtor is a party or by which it or any of its respective properties may be bound.

(d)       As of the Amendment Effective Date, the representations and warranties set forth in the Security Agreement are and shall be and remain true and correct and the Debtor is in compliance with the terms and conditions of the Security Agreement.

3.	MISCELLANEOUS.

(a)       Effect of Amendment. This Amendment shall not constitute a novation or termination of the Debtor’s obligations under the Security Agreement or any other Loan Document (as defined in the Credit Agreement); and except as provided herein, the Security Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed. On and after the Amendment Effective Date, all references to the “Security Agreement” or the “Agreement” shall be to the Security Agreement, as herein amended. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any rights of the Secured Party under the Security Agreement, nor constitute a waiver under the Security Agreement.

(b)       Amendment Effective Date. This Amendment shall be effective as of the Amendment Effective Date.

(c)       Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in Article VIII of the Credit Agreement are incorporated herein by reference the same as if set forth herein verbatim.

(d)       Costs and Expenses. Each party hereto shall pay its own expenses in connection with the preparation, negotiation, execution, and delivery of this Amendment.

(e)       Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by the Debtor and Secured Party.

(f)        Parties. This Amendment is binding on and inures to the benefit of the Debtor, Secured Party, and their respective successors and assigns.

(g)       Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law)

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

HEARUSA, INC., as the Debtor

By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and CEO

SIEMENS HEARING INSTRUMENTS, INC., as Secured Party

By:	/s/ Christi Pedra
Name: Christi Pedra
Title: Chief Executive Officer

By:	/s/ Nicolau Gaeta
Name: Nicolau Gaeta
Title: Chief Financial Officer

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SIGNATURE PAGE TO AMENDMENT NO. 2 TO AMENDED AND RESTATED

SECURITY AGREEMENT